Exhibit 10.35

IBEX Holdings Limited

Restricted Share Agreement
Granted Under 2018 Restricted Share Plan

This Restricted Share Agreement (the “Agreement”) is made this [____] day of December, 2018, between IBEX Holdings Limited, an exempted company incorporated in Bermuda (the “Company”), and [________________________] (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.           Grant of Class B Common Shares.

The Company shall issue and grant to the Participant, and the Participant hereby agrees to receive from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2018 Restricted Share Plan (the “Plan”), [______] class B common shares, $0.000111650536 par value, of the Company (together with any shares that such class B common shares may convert into, the “Class B Common Shares”).  Upon full execution and delivery of this Agreement, the Company shall update the Company’s register of members in the name of the Participant for that number of Class B Common Shares granted to the Participant, with an annotation that such issuance is subject to this Agreement. The Participant agrees that the Class B Common Shares shall be subject to the Bye-Laws of the Company (the “Bye-Laws”) and applicable law in addition to the forfeiture provisions set forth in Section 4 and the purchase option set forth in Section 6 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.

2.           Certain Definitions.

(a)          “Cause” with respect to a Participant will exist (unless another definition is provided in an applicable employment agreement or other applicable written agreement, in which such cause shall constitute “Cause” hereunder) in the event of any of the following: (i) any material breach by Participant of any written agreement between Participant and IBEX and, where the breach is curable as determined in the discretion of the Company’s board of directors (the “Board”), Participant’s failure to cure such breach within 10 days after receiving written notice thereof; (ii) any failure by Participant to comply with IBEX’s written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of Participant’s duties, as determined in the Board’s discretion; (iv) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer or other supervising board of directors body or executive officer of IBEX, as applicable; (v) Participant’s conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or which the Board determines in its reasonable discretion is expected to result in, damage to the business or reputation of IBEX; (vi) Participant’s commission of or participation in an act of fraud or intentional misconduct against IBEX; (vii) Participant’s intentional damage to IBEX’s business, property or reputation; or (viii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of IBEX or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with IBEX. The determination as to whether a Participant has committed Cause shall be made in good faith by the Board, and if the Board has determined that Participant has committed Cause, the Company shall promptly notify Participant of such in writing.  All determinations by the Board as to whether “Cause” has been committed shall be binding on the Participant.  The foregoing definition does not in any way limit IBEX’s ability to terminate a Participant’s employment or consulting relationship at any time.

(b)         “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) an amalgamation, merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities.

Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

(c)         “IBEX” collectively means: (i) the Company and all direct and indirect subsidiaries of the Company; and (ii) any entity, not included in (i), that controls, is controlled by, or is under common control with, the Company, with control being deemed to occur where the controlling entity owns or controls 50% or more of the voting securities or interests of the controlled entity.

(d)         “Service” shall mean employment by or the provision of services to IBEX as an advisor, officer, consultant or member of the board of directors.

(e)          “Unvested Shares” shall mean, as measured at the relevant time, those Class B Common Shares which are not vested under this Agreement.

(f)          “Vesting Commencement Date” shall mean the first vesting date noted in Section 3, below.

(g)        “Vesting Period” shall mean the date starting on the Vesting Commencement Date and ending on the earlier to occur of: (i) the very last vesting event to occur pursuant to Section 3; (ii) the date of Participant’s commission of Cause, as such date has been reasonably determined by the Board, or (iii) the termination of Participant’s Service for any reason or no reason.

3.           Vesting.

The Class B Common Shares shall be subject to vesting as follows:

[ _____ of the Class B Common Shares shall vest on [date], and _____ of the Class B Common Shares shall vest on the first day of each month thereafter until all Class B Common Shares are vested in full.]

OR

[insert performance vesting description]

4.           Forfeiture of Unvested Shares.

Upon the conclusion of the Vesting Period, all Unvested Shares held by the Participant shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of conclusion of the Vesting Period. The Participant shall have no further rights with respect to any Class B Common Shares that are so forfeited and the Company, in so far as permitted by law, will be treated as the owner of such Class B Common Shares. The Company may assign its right to receive forfeited Unvested Shares to one or more persons or entities.

5.           Restrictions on Transfer.

(a)         The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Class B Common Shares, or any interest therein, that are subject to forfeiture, except that the Participant may transfer such Class B Common Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Class B Common Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 5, the forfeiture provisions set forth in Section 4, and the right of first refusal set forth in Section 6) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and all other documentation, representations, or agreements as may be reasonably required by the Company or (ii) as part of the sale of all or substantially all of the shares of capital of the Company (including pursuant to a merger, amalgamation, scheme of arrangement, consolidation or other similar transaction involving the share capital of the Company), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

(b)          The Participant shall not transfer any Class B Common Shares, or any interest therein, that are no longer subject to forfeiture, except in accordance with Section 6 below.

6.           Right of First Refusal.

(a)          If the Participant proposes to transfer any Class B Common Shares that are no longer subject to forfeiture pursuant to Section 4, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company.  The Transfer Notice shall name the proposed transferee and state the number of such Class B Common Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b)          For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice.  In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period.  Within 10 days after the Participant’s receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company if such certificates have been issued, duly endorsed in blank by the Participant or with duly endorsed share powers attached thereto, or a duly executed share transfer form in accordance with the Bye-Laws, all in a form suitable for transfer of the Offered Shares to the Company.  Promptly following receipt of such certificate or certificates or transfer form, as applicable, completion of any necessary filings pursuant to Bermuda law and updating of the register of members to reflect such transfer, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c)         If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30‑day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice.  Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 6 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 5 and the right of first refusal set forth in this Section 6) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(d)        After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a shareholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)          The following transactions shall be exempt from the provisions of this Section 6:

(1)          a transfer of Class B Common Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Participant and/or Approved Relatives;

(2)          any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3)          the sale of all or substantially all of the outstanding shares of capital of the Company (including pursuant to a merger, amalgamation, scheme of arrangement, consolidation or other similar transaction involving the share capital of the Company);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Class B Common Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 5 and the right of first refusal set forth in this Section 6) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and provide any other documentation, representations, and agreements as the Company may reasonably require.

(f)          The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 6 to one or more persons or entities.

(g)          The provisions of this Section 6 shall terminate upon the earlier of the following events:

(1)          the closing of the sale of common shares of the Company in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2)          a Change of Control.

(h)          The Company shall not be required (1) to transfer on its books any of the Class B Common Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (2) to treat as owner of such Class B Common Shares or to pay dividends to any transferee to whom any such Class B Common Shares shall have been so sold or transferred.

7.           Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of common shares of the Company pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company or any securities convertible into or exercisable or exchangeable for common shares of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common shares of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of common shares of the Company or other securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days from the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.  The Company may impose stop-transfer instructions with respect to the common shares of the Company or other securities subject to the foregoing restriction until the end of the “lock-up” period.  The Company may also impose stop-transfer instructions with respect to the common shares of the Company it deems necessary to enforce restrictions as may otherwise be required to enforce restrictions against transferability of Unvested Shares.

8.           Escrow.

The Participant shall, upon the execution of this Agreement (i) execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A, which Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder (“Escrow Agent”); and (ii) deliver to the Escrow Agent a Share Transfer Form, duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and the Participant hereby instructs the Company to deliver to the Escrow Agent, on behalf of the Participant, the certificate(s) evidencing the Class B Common Shares issued hereunder.  Such materials shall be held by the Escrow Agent pursuant to the terms of such Joint Escrow Instructions.

9.           Restrictive Legends.

If issued, all certificates representing Class B Common Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares represented by this certificate are subject to restrictions on transfer and risk of forfeiture set forth in a certain Restricted Share Agreement between the corporation and the registered owner of these shares (or such owner’s predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

10.         Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

11.         Investment Representations.

The Participant represents, warrants and covenants as follows:

(a)         The Participant is receiving the Class B Common Shares for Participant’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Class B Common Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b)        The Participant has had such opportunity as Participant has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him or her to evaluate the merits and risks of Participant’s investment in the Company, including but not limited to access to the charter documents of the Company upon Participant’s written request.

(c)         The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the issuance of the Class B Common Shares and to make an informed investment decision with respect to such issuance.

(d)         The Participant can afford a complete loss of the value of the Class B Common Shares and is able to bear any economic risk of holding such Class B Common Shares for an indefinite period.

(e)          The Participant understands that (i) the Class B Common Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Class B Common Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the common shares of the Company, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv)  the Company has no obligation owing to Participant to register the Class B Common Shares under the Securities Act.

12.         Withholding Taxes; Section 83(b) Election.

(a)         The Participant acknowledges and agrees that IBEX has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Class B Common Shares to the Participant or the lapse of the risk of forfeiture of such shares.

(b)         The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of IBEX or any of its agents.  The Participant understands that the Participant (and not IBEX) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Class B Common Shares are granted by the Company rather than when and as the risk of forfeiture with respect to such shares expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with the I.R.S. within 30 days from the date of grant by the Company.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY AND NOT IBEX’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THAT IBEX OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

Should Participant fail to file a timely election under Section 83(b) of the Code, the Company may, in its sole discretion, immediately cause any Unvested Shares existing at such time to be forfeited by the Participant pursuant to Section 4, regardless of whether Participant continues to provide Services to IBEX or not, and notwithstanding any other term of this Agreement or the Plan.

13.         Miscellaneous.

(a)          No Rights to Employment.  The Participant acknowledges and agrees that the vesting of the Class B Common Shares pursuant to Section 3 hereof is earned only by the Participant’s continuous Service (not through the act of being hired or purchasing the Class B Common Shares hereunder).  The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b)         No Voting Rights.  The Participant acknowledges and agrees that the Class B Common Shares shall not confer upon the Participant any voting rights in the Company.  To fully effect this provision, Participant shall, upon the execution of this Agreement, also execute and return to the Company the power of attorney and proxy in the form attached to this Agreement as Exhibit C.

(c)          Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)          Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board.

(e)          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 5 and 6 of this Agreement.

(f)         Notice.  All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13(f).

(g)         Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)          Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i)          Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(j)          Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of Bermuda without regard to any applicable conflict of law principles.

(k)        Participant’s Acknowledgments.  The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed the Restricted Share Agreement as of the date and year first above written.  The Participant hereby agrees to the terms and conditions thereof.  The Participant hereby acknowledges receipt of a copy of the Company’s 2018 Restricted Share Plan.

COMPANY:

IBEX HOLDINGS LIMITED

By:
Name:	Mohammed Khaishgi
Title:	Chief Executive Officer

Address:	50 Cedar Avenue, Crawford House Hamilton, HM 11, Bermuda

PARTICIPANT:

By:
Name:

Address:

SPOUSAL CONSENT:

By:
Name:

Address:

SIGNATURE PAGE TO RESTRICTED SHARE AGREEMENT
GRANTED UNDER RESTRICTED SHARE PLAN

Exhibit A

Joint Escrow Instructions

IBEX Holdings Limited

Joint Escrow Instructions

December __, 2018

Compass Administration Services Limited
Secretary
IBEX Holdings Limited
50 Cedar Avenue
Hamilton HM11 Bermuda

Attention:  Secretary

Dear Secretary:

As Escrow Agent for IBEX Holdings Limited, an exempted Bermuda company, and its successors in interest under the Restricted Share Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached (IBEX Holdings Limited and its successors in interest, collectively the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1.           Appointment and Power of Attorney.  Holder irrevocably authorizes the Company to deposit with you (i) share transfer form or forms, duly executed in blank, in respect of the Class B Common Shares (as defined in the Agreement); and (ii) any certificates evidencing the Shares, to be held by you hereunder and any additions and substitutions to said Class B Common Shares.  For purposes of these Joint Escrow Instructions, “Class B Common Shares” shall be deemed to include any additional or substitute property.  Holder does hereby irrevocably constitute and appoint you and each of your directors and officers as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such Class B Common Shares all documents necessary or appropriate to transfer such Class B Common Shares and to complete any transaction herein contemplated.  Holder undertakes to ratify and confirm any actions taken or purported to be taken by you in the exercise of the power conferred by the power of attorney granted by this Section 1.  The power of attorney granted herein shall expire on the earliest to occur of (i) the transfer of all Class B Common Shares by Company that are capable of such transfer pursuant to the Agreement; or (ii) the expiration of the Company’s right to receive from Participant any Class B Common Shares under the Agreement.  Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a shareholder of the Company while the Class B Common Shares are held by you.

2.           Closing of Transfer.  Upon any forfeiture by the Holder of the Class B Common Shares pursuant to the Agreement, Holder and the Company hereby irrevocably authorize and direct you to close the forfeiture transaction in accordance with the terms of the Agreement. In connection with such closing, you are directed, subject to obtaining any necessary regulatory approvals from the Bermuda Monetary Authority in relation to the transfer of the Shares, to (i) date the share transfer form or forms necessary for the transfer of the Class B Common Shares, (ii) to fill in on such form or forms the number of Class B Common Shares being transferred, and (iii) to deliver the same, together with the certificate or certificates evidencing the Class B Common Shares, if applicable, to be transferred, to the Company pursuant to the Agreement.

3.           Duties of Escrow Agent.

(a)          Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b)         You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c)         You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court.  In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d)          You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e)          You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f)          Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party.  In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g)          If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h)          It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i)          These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j)          The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 3(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

4.          Notice.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: General Counsel

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.
5.           Miscellaneous.

(a)          By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b)          This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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These Joint Escrow Instructions have been EXECUTED and DELIVERED as a DEED on the date stated above.

Very truly yours,

COMPANY:

IBEX HOLDINGS LIMITED

By:
Name:	Mohammed Khaishgi
Title:	Christy O’Connor

In the presence of:

Witness name: Christy O’Connor

Address:	1700 Pennsylvania Avenue, Suite 560 Washington DC, 20006, USA

HOLDER:

By:
Name:

Address:

In the presence of:

Witness name:
Address:

ESCROW AGENT:

Exhibit B

Share Transfer Form

FOR VALUE RECEIVED, I hereby surrender, assign and transfer unto __________________________________ (_________) Class B Common Shares, $0.000111650536 par value per share, of IBEX Holdings Limited (the “Company”) standing in my name on the books of the Company represented, if applicable, by Certificate(s) Number __________ herewith, and do hereby irrevocably constitute and appoint Compass Administration Services Ltd. as my attorney to transfer the said shares on the books of the Company.

Dated:

Participant

Spouse of Participant (if applicable)

Instruction:  Please do not fill in any blanks other than the signature line.  The signature(s) to this transfer must correspond with the name as written upon the register of members or the face of the share certificate, if such share certificate has been issued, in every particular, without alteration, enlargement, or any change whatever.